EXHIBIT 99.1
NEWS BULLETIN
     FROM:

  CalAmp logo

FOR IMMEDIATE RELEASE

               CalAmp Reports Fiscal 2009 First Quarter Results

OXNARD, Calif., July 10, 2008--CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless products, services and solutions, today reported results for its fiscal 2009 first quarter ended May 31, 2008. Key elements include:

      Consolidated first quarter revenues of $27.9 million; wireless datacom revenues of $20.3 million.

      GAAP loss from continuing operations of $0.5 million, or $0.02 loss per basic and diluted share; Adjusted basis (non-GAAP) income from continuing operations of $0.3 million or $0.01 income per basic and diluted share.

      Consolidated gross margin percentage of 33.8%; wireless datacom gross margin of 42.9%.

      Net cash provided by operations of $1.8 million.

      Resumed DBS product shipments to historically largest customer.

Rick Gold, CalAmp's President and Chief Executive Officer, commented, "Overall, the Company's first quarter operating performance was solid. Top-line results were impacted by lower than expected sales of our satellite products. However, I am very pleased with the contributions from our wireless datacom business that helped push the Company's overall gross margin percentage to 33.8%, representing CalAmp's highest quarterly gross margin result in recent memory."

Mr. Gold added, "I am encouraged with the progress we made during this latest quarter towards our goal of returning CalAmp to profitability. Although revenue came in just under our guidance range for the quarter, both the GAAP and non-GAAP income/loss per share amounts were better than the respective guidance ranges. Furthermore, recent actions to combine our former Satellite and Wireless DataCom Divisions into one streamlined operating unit are expected to leverage CalAmp's full range of engineering and operational resources while improving operating efficiencies in fiscal 2009 and beyond."

Mr. Gold continued, "As previously announced, we resumed shipments of latest generation Direct Broadcast Satellite (DBS) products to our historically largest customer during the first quarter. To date, initial product shipments have been modest, however, we expect that unit volume with this customer will ramp higher over the next several quarters. Resolving this issue has been a top priority and with this initial milestone behind us, we will work to rebuild our competitive position in the DBS market."

Fiscal 2009 First Quarter Results
Total revenue for the fiscal 2009 first quarter was $27.9 million compared to $46.4 million for the first quarter of fiscal 2008. The reduction in revenues was due primarily to significantly lower sales of the Company's satellite products.

Gross profit for the fiscal 2009 first quarter was $9.4 million, or 33.8% of revenues compared to gross loss of $5.4 million for the same period last year. The improvement in gross profit and gross margin percentage in the latest quarter was due primarily to a $16 million charge recorded in the same period last year for estimated product warranty and related costs associated with the Company's satellite products.

Results of operations for the fiscal 2009 first quarter as determined in accordance with U.S. Generally Accepted Accounting Principles ("GAAP") was a loss from continuing operations of $0.5 million, or $0.02 loss per basic and diluted share. This compares to a loss from continuing operations of $10.9 million, or $0.46 loss per basic and diluted share, in the first quarter of last year.

The Adjusted Basis (non-GAAP) income from continuing operations for the fiscal 2009 first quarter was $0.3 million, or $0.01 income per basic and diluted share compared to Adjusted Basis loss from continuing operations of $9.4 million or $0.40 loss per basic and diluted share for the same period last year. Adjusted Basis income (loss) from continuing operations excludes the impact of amortization of intangible assets, stock-based compensation expense and in-process research and development, each net of tax. A reconciliation of the GAAP basis income (loss) from continuing operations to Adjusted Basis income (loss) from continuing operations is provided in the table at the end of this press release.

Liquidity
At May 31, 2008, the Company had total cash of $7.2 million, with $27.1 million in total outstanding bank debt and a $5 million note payable to a key DBS customer. Net cash provided by operating activities was $1.8 million for the three months ended May 31, 2008.

Business Outlook
Commenting on the Company's business outlook, Mr. Gold said, "While I am pleased with our recent progress, our second quarter outlook remains cautious due in part to ongoing uncertainty surrounding the U.S. economy, which will likely continue to impact purchase decisions by key customers. We also expect our satellite revenues to be lower this quarter reflecting a decline in sales of certain lower-margin products as we focus on ramping our volume of the recently requalified products. Based on our current forecast, we believe fiscal 2009 second quarter consolidated revenues will be in the range of $24 to $28 million, with a GAAP basis net loss in the range of $0.04 to $0.08 per diluted share. The Adjusted Basis (non-GAAP) results of operations for the second quarter, which exclude amortization of intangible assets and stock-based compensation expense net of tax, are expected to be in the range of breakeven to a $0.04 loss per diluted share."

Conference Call and Webcast
A conference call and simultaneous webcast to discuss fiscal 2009 first quarter financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. The live webcast of the call is available on CalAmp's web site at www.calamp.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software.

CalAmp's President and CEO Rick Gold and CFO Rick Vitelle will host the conference call. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp's web site.

About CalAmp Corp.
CalAmp provides wireless communications solutions that enable anytime/anywhere access to critical data and content. The Company serves customers in the public safety, industrial monitoring and controls, mobile resource management, and direct broadcast satellite markets. The Company's products are marketed under the CalAmp, Dataradio, Smartlink, Aercept, LandCell and Omega trade names. For more information, please visit www.calamp.com.

Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements, that involve known and unknown risks and uncertainties. Words such as "may", "will", "expect", "intend", "plan", "believe", "seek", "could", "estimate", "judgment", "targeting", "should", "anticipate", "goal" and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including general and industry economic conditions, product demand, increased competition, competitive pricing and continued pricing declines in the DBS market, the timing of customer approvals of new product designs, operating costs, the Company's ability to efficiently and cost-effectively integrate its acquired businesses, the risk that the ultimate cost of resolving a product performance issue with one of the Company's key DBS customers may exceed the amount of reserves established for that purpose, and other risks or uncertainties that are described in the Company's fiscal 2008 Annual Report on Form 10-K as filed with the Securities and Exchange Commission on May 15, 2008. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT THE COMPANY:           AT FINANCIAL RELATIONS BOARD:
Rick Vitelle              Lasse Glassen
Chief Financial Officer   General Information
(805) 987-9000            (213) 486-6546
                          lglassen@frbir.com

                     -Financial Tables to Follow-

                                 CAL AMP CORP.
                        CONSOLIDATED STATEMENTS OF OPERATIONS
                 (Unaudited, in thousands except per share amounts)


                                     Three Months Ended
                                           May 31,
                                     --------------------
                                       2008         2007
                                      ------       ------
Revenues                            $ 27,901     $ 46,393

Cost of revenues                      18,472       51,779
                                     -------      -------

Gross profit (loss)                    9,429       (5,386)

Operating expenses:
  Research and development             3,200        4,319
  Selling                              2,272        2,269
  General and administrative           3,096        3,202
  Intangible asset amortization        1,332        1,744
  In-process research and development    -            310
                                     -------      -------
                                       9,900       11,844
                                     -------      -------
Operating loss                          (471)     (17,230)

Non-operating expense, net              (416)        (583)
                                     -------      -------

Loss from continuing operations
 before income taxes                    (887)     (17,813)

Income tax benefit                       390        6,868
                                     -------      -------
Loss from continuing operations         (497)     (10,945)

Loss from discontinued operations,
 net of tax                              -           (417)
                                     -------      -------
Net loss                            $   (497)    $(11,362)
                                     =======      =======

Basic and diluted loss per share:
  Loss from continuing operations     $(0.02)      $(0.46)
  Loss from discontinued operations      -         $(0.02)
                                     -------      -------
    Total basic and diluted
     loss per share                   $(0.02)      $(0.48)
                                     =======      =======
Shares used in per share calculations:
  Basic                               24,703       23,600
  Diluted                             24,703       23,600

                                    CAL AMP CORP.
                           BUSINESS SEGMENT INFORMATION
                             (Unaudited, in thousands)

                                      Three Months Ended
                                           May 31,
                                     --------------------
                                       2008         2007
                                      ------       ------
Revenue
  Satellite                         $  7,641     $ 23,031
  Wireless DataCom                    20,260       23,362
                                     -------      -------
    Total revenue                   $ 27,901     $ 46,393
                                     =======      =======

Gross profit (loss)
  Satellite                         $    733     $(13,916)
  Wireless DataCom                     8,696        8,530
                                     -------      -------
    Total gross profit (loss)       $  9,429     $ (5,386)
                                     =======      =======

Operating income (loss)
  Satellite                         $   (332)    $(15,231)(a)
  Wireless DataCom                     1,057(b)      (646)(c)
  Corporate expenses                  (1,196)      (1,353)
                                     -------      -------
Total operating loss                $   (471)    $(17,230)
                                     =======      =======

 (a) Includes charges for estimated product warranty and related costs of $16 million.

 (b) Includes intangible asset amortization expense of $1,332K.

 (c) Includes intangible asset amortization expense of $1,744K and the write-off of in-process research and development costs of $310K associated with the acquisition of SmartLink.

                                  CAL AMP CORP.
                            CONSOLIDATED BALANCE SHEETS
                            (Unaudited - In thousands)

                                                     May 31,      February 28,
                                                      2008           2008
                                                    --------       --------

                    Assets
Current assets:
  Cash and cash equivalents                         $  7,212        $  6,588
  Accounts receivable, net                            16,000          20,043
  Inventories                                         25,348          25,097
  Deferred income tax assets                           5,179           5,306
  Prepaid expenses and other current assets           10,167           9,733
                                                    --------        --------
     Total current assets                             63,906          66,767

Equipment and improvements, net                        4,638           5,070
Deferred income tax assets, less current portion      15,319          14,802
Goodwill                                              28,520          28,520
Other intangible assets, net                          23,092          24,424
Other assets                                           3,752           3,458
                                                    --------        --------
                                                    $139,227        $143,041
                                                    ========        ========
    Liabilities and Stockholders' Equity
Current liabilities:
  Current portion of long-term debt                 $  5,800        $  5,343
  Accounts payable                                    10,127          10,875
  Accrued payroll and employee benefits                3,662           4,218
  Accrued warranty costs                               4,035           3,818
  Other accrued liabilities                           11,211          11,800
  Deferred revenue                                     3,212           4,005
                                                    --------        --------
     Total current liabilities                        38,047          40,059
                                                    --------        --------
Long-term debt, less current portion                  26,260          27,187

Other non-current liabilities                          2,140           2,375

Stockholders' equity:
  Common stock                                           250             250
  Additional paid-in capital                         144,253         144,318
  Accumulated deficit                                (71,646)        (71,149)
  Accumulated other comprehensive income (loss)          (77)              1
                                                    --------        --------
     Total stockholders' equity                       72,780          73,420
                                                    --------        --------
                                                    $139,227        $143,041
                                                    ========        ========


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                                    CAL AMP CORP.
                            CONSOLIDATED CASH FLOW STATEMENTS
                                (Unaudited - In thousands)

                                                         Three Months Ended
                                                               May 31,
                                                        --------------------
                                                         2008          2007
                                                        ------        ------
Cash flows from operating activities:
    Net loss                                           $   (497)    $(11,362)
    Depreciation and amortization                         1,972        2,659
    Stock-based compensation expense                          9          486
    Write-off of in-process research and
     and development costs                                  -            310
    Excess tax benefit from stock-based compensation        -            (49)
    Deferred tax assets, net                               (390)     (12,147)
    Gain on sale of investment                              -           (331)
    Changes in operating working capital                    721       20,753
    Other                                                   -             (2)
                                                       --------     --------
       Net cash provided by operating activities          1,815          317
                                                       --------     --------

Cash flows from investing activities:
    Capital expenditures                                   (216)        (516)
    Earnout payments on TechnoCom acquisition              (575)         -
    Collections on note receivable from sale
     of discontinued operations                             140          -
    Proceeds from sale of property and equipment            -              4
    Proceeds from sale of investment                        -          1,045
    Acquisition of Aercept                                  -        (19,367)
    Acquistion of SmartLink                                 -         (7,944)
                                                       --------     --------
       Net cash used in investing activities               (651)     (26,778)
                                                       --------     --------

Cash flows from financing activities:
    Debt repayments                                        (470)        (739)
    Proceeds from stock option exercises                    -            141
    Excess tax benefit from stock-based compensation        -             49
                                                       --------     --------
       Net cash used in financing activities               (470)        (549)
                                                       --------     --------
Effect of exchange rate changes on cash                     (70)         611
                                                       --------     --------

Net change in cash and cash equivalents                     624      (26,399)

Cash and cash equivalents at beginning of period          6,588       37,537
                                                       --------     --------
Cash and cash equivalents at end of period             $  7,212     $ 11,138
                                                       ========     ========

                                     CAL AMP CORP.
                           NON-GAAP EARNINGS RECONCILIATION
                (Unaudited, in thousands except per share amounts)


Non-GAAP Earnings Reconciliation
--------------------------------

"GAAP" refers to financial information presented in accordance with Generally Accepted Accounting Principles in the United States. This press release Includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis Income (Loss) from Continuing Operations and Diluted Income
(Loss) from Continuing Operations Per Share. CalAmp uses these non-GAAP financial measures to enhance the investor's overall understanding of the financial performance and future prospects of CalAmp's core business activities. Specifically, CalAmp believes that a report of Adjusted Basis (non-GAAP) Income (Loss) from Continuing Operations and Diluted Income (Loss) from Continuing Operations Per Share provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current and past periods.

The reconciliation of the GAAP Basis Loss from Continuing Operations to Adjusted Basis (non-GAAP) Income (Loss) from Continuing Operations is as follows:



                                               Three Months
                                                  Ended
                                                 May 31,
                                            ---------------
                                             2008      2007
                                            -----    -----

GAAP Basis Loss from
 Continuing Operations                    $ (497)  $(10,945)

Adjustments to reconcile to
 Adjusted Basis Income (Loss)
 from Continuing Operations:

 Amortization of intangible assets,
   net of tax                                746       1,072
  Stock-based compensation expense,
   net of tax                                  5         283
  In-process R&D, net of tax
   in fiscal 2008                             -          190
                                         -------     -------
Adjusted Basis Income (Loss)
 from Continuing Operations              $   254    $ (9,400)
                                         =======     =======
Adjusted Basis Income (Loss)
 from Continuing Operations
 per diluted share                       $   0.01    $ (0.40)

Weighted average common shares
  outstanding on diluted basis             24,703     23,600


The reconciling items above are tax effected using the year-to-date effective tax rate. The computation of the year-to-date effective income tax rate is as follows:

                                                         Three Months Ended
                                                               May 31,
                                                       ---------------------
                                                          2008          2007
                                                          ----          ----
Pretax loss from continuing operations as reported      $  (887)     $(17,813)
Income tax benefit, as reported                             390         6,868
                                                        -------       -------
Year-to-date effective income tax rate as adjusted         44.0%         38.6%
                                                        =======       =======